Exhibit 99.1

SILICON VALLEY BANCSHARES NAMES NEW CFO

Energy and Finance Veteran Brings Extensive Experience in Public Company Oversight,
Large Portfolio Management and Mid-Cap Growth Strategies

SANTA CLARA, Calif. – March 22, 2004 – Silicon Valley Bancshares (Nasdaq: SIVB) announced it has hired Jack F. Jenkins-Stark as Chief Financial Officer.  Jenkins-Stark has extensive experience in financial leadership and risk management in the energy and finance industries, having spent over 25 years in senior financial roles at Itron Corporation, GATX Capital Corporation and PG&E Corporation.   Jenkins-Stark will oversee all aspects of Silicon Valley Bancshares’ strategic and operational financial activities, beginning April 19, 2004.

“Silicon Valley Bancshares is unique in the financial services industry, and when we set out to fill this role, we were not looking for a typical, career, financial services CFO.  We wanted someone with the right mix of skills and experience to help ensure our continued stability in a still-recovering market, while providing the leadership and sophistication necessary to implement financial strategies to support our ambitious plans for future growth,” said Kenneth P. Wilcox, president and CEO of Silicon Valley Bancshares.  “Jack’s expertise covers a wide spectrum of experience — from large public corporations to startups and growth companies.  He has an impressive breadth of experience, and a reputation for inspiring leadership that make him an ideal fit for us at this time.”

Jenkins-Stark was most recently vice president of business operations and technology at Itron Corporation, an energy technology company, where he oversaw financial management for the company’s software division, as well as the company’s information technology, strategic purchasing and business process review departments.  While at Itron, he led integration activities for a major acquisition of a 900-person company with $280 million in revenues.  Prior to that, Jenkins-Stark was senior vice president and chief financial officer at Silicon Energy Corp, an emerging energy software company that was acquired by Itron.  Jenkins-Stark was a key member of the executive team during the company’s growth from less than $1 million to over $20 million in revenues, and through the company’s IPO efforts.

Before joining Silicon Energy, Jenkins-Stark served as senior vice president and chief financial officer of GATX Capital, a specialized finance and leasing company, where he was responsible for finance, including financial risk management; accounting; insurance and information systems.  Prior to joining GATX, Jenkins-Stark spent over 20 years at PG&E Corp, where he held senior management roles overseeing financial operations and investor relations, energy risk management, contract and regulatory negotiations and line operations.

Jenkins-Stark is currently a member of the Board of Directors for TC Pipelines L.P., a publicly traded, master limited partnership holding interests in the Northern Border Pipeline and Tuscarora Pipeline with TransCanada Pipelines Corporation as the General Partner.  He is a member of the board’s audit committee.  He also sits on the Board of Directors for Hall Kinion & Associates, Inc., a publicly traded technology staffing company, and is a member of its audit and compensation committees.

Jenkins-Stark has a BA and an MA in Economics from the University of California at Santa Barbara, and an MBA from the University of California at Berkeley.

About Silicon Valley Bancshares

For 20 years, Silicon Valley Bancshares, a financial holding company offering diversified financial services, has provided innovative solutions to help entrepreneurs succeed. The company’s principal subsidiary, Silicon Valley Bank, serves emerging growth and mature companies in the technology, life science and private equity markets, as well as the premium wine industry.  Headquartered in Santa Clara, Calif., the company offers its clients financial products and services, including commercial, investment, merchant and private banking, and private equity services, as well as value-add services using its knowledge and networks.  Merger, acquisition, private placement and corporate partnering services are provided through the company’s investment banking subsidiary, Alliant Partners. More information on the company can be found at www.svb.com.